UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2008

Commonwealth Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	01-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

403 Boush Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (757) 446-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

This information, furnished under this "Item 7.01. Regulation FD Disclosure," is intended to be furnished pursuant to Regulation FD (17 CFR 243.100-243.103) and shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934.

On July 16, 2008, an article was published in The Virginian-Pilot following the Annual Meeting of Shareholders (the "Annual Meeting") of Commonwealth Bankshares, Inc. (the "Company") held on July 15, 2008. The article included the following statement: "Commonwealth, [Edward Woodard, CLBB, Chairman of the Board, President and Chief Executive Officer of the Company,] said, is likely to earn about $9.5 million this year." Consistent with Mr. Woodard's presentation during the Annual Meeting, the Company notes that this $9.5 million figure is simply an annualization of the Company's first quarter net income of approximately $2.4 million, and is not a forecast of the Company's anticipated annual income for 2008. There can be no assurance that the Company will have actual net income of $9.5 million for the fiscal year ending December 31, 2008.

Item 8.01. Other Events.

On July 21, 2008, the Company issued a press release announcing the declaration of a quarterly dividend payable August 29, 2008 to shareholders of record as of August 18, 2008. A copy of the Company's press release is attached as Exhibit 99.1 hereto and is herby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated July 21, 2008, entitled "Commonwealth Bankshares, Inc., Norfolk, VA, Announces Quarterly Cash Dividend."

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc. (Registrant)
July 21, 2008 (Date)	/s/ CYNTHIA A. SABOL, CPA Cynthia A. Sabol, CPA Executive Vice President and Chief Financial Officer